UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2021

DELUXE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

MN	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3680 Victoria St. N. Shoreview, MN 55126-2966
(Address of principal executive offices and zip code)

(651) 483-7111
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	DLX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On June 1, 2021, Deluxe Corporation, a Minnesota corporation (the “Company”), closed its previously announced offering of $500,000,000 aggregate principal amount of senior unsecured notes due 2029 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of June 1, 2021 (the “Base Indenture”), among the Company, certain subsidiaries of the Company as guarantors, and U.S. Bank National Association, as trustee (the “Trustee”). The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

On June 1, 2021, and substantially concurrently with the consummation of the acquisition by the Company (the “FAPS Acquisition”) of FAPS Holdings, Inc., a Delaware corporation (“FAPS”), pursuant to the previously announced Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Fox Acquirer Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), FAPS, and Applepoint FAPS Holdings LP, a Delaware limited partnership, solely in its capacity as the Stockholder Representative (as defined in the Merger Agreement), the Company, FAPS and all of its domestic subsidiaries and the Trustee entered into a supplemental indenture relating to the Notes to add FAPS and all of its domestic subsidiaries as additional guarantors (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”).

The Indenture sets forth the terms of the Notes, including, without limitation:

Maturity. The Notes will mature on June 1, 2029.

Interest Payments. The Company will pay interest on the Notes semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2021, at a rate of 8.000% per annum.

Optional Redemption. At any time prior to June 1, 2024, the Company may on one or more occasions redeem up to 40% of the original principal amount of the Notes with the proceeds of one or more equity offerings of shares of the Company’s common stock at a redemption price of 108.000% of the principal amount of the Notes, together with accrued and unpaid interest, if any, subject to certain limitations. At any time prior to June 1, 2024, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest plus an applicable premium set forth in the Indenture. At any time on or after June 1, 2024, the Company may redeem some or all of the Notes at the redemption prices set forth in the Indenture.

Mandatory Offers to Purchase. Upon the occurrence of a Change of Control (as defined in the Indenture), the Company will be required to make an offer to purchase all of the Notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any. Upon certain asset dispositions, the Company will be required to use the proceeds therefrom to make an offer to purchase the Notes at 100% of their principal amount, together with accrued and unpaid interest, if it does not use such proceeds within 365 days to repay indebtedness or to enter into an agreement to invest in capital assets or capital stock of a restricted subsidiary (as defined in the Indenture).

Guarantees. The Notes are guaranteed by each of the Company’s existing and future domestic subsidiaries that guarantees indebtedness under the Company’s Senior Secured Credit Facilities (as defined below) or certain other indebtedness.

Ranking. The Notes are general unsecured obligations of the Company ranking equally in right of payment with the Company’s existing and future unsecured unsubordinated debt.

Covenants and Events of Default. The Indenture contains covenants that limit the Company’s ability and the ability of its restricted subsidiaries to, among other things, incur certain additional indebtedness and liens, issue redeemable stock and preferred stock, pay dividends and distributions, make loans and investments and consolidate or merge or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications including that certain covenants will be suspended if and while the Notes have investment grade ratings from any two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal of, premium, if any, and accrued and unpaid interest on all the Notes to be due and payable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the form of Notes (included in the Base Indenture), which is filed as Exhibit 4.1 herewith and incorporated by reference herein, and to the full text of the Supplemental Indenture, which is filed as Exhibit 4.2 herewith and incorporated by reference herein.

Senior Secured Credit Facilities

Also on June 1, 2021, in connection with the FAPS Acquisition, the Company entered into a credit agreement (the “Senior Secured Credit Agreement”) among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Senior Secured Credit Agreement provides for a five-year revolving credit facility with commitments of $500 million (the “Revolving Credit Facility”) and a Term A Loan Facility in the amount of $1,155 million (the “Term A Loan Facility” and, together with the Revolving Credit Facility, the “Senior Secured Credit Facilities”). The Revolving Credit Facility includes a $40 million swingline sub-facility and a $25 million letter of credit sub-facility.

The Senior Secured Credit Agreement permits the Company to increase the Revolving Credit Facility or add one or more incremental term loan facilities to the Senior Secured Credit Agreement subject to certain restrictions and conditions, including a condition that the aggregate principal amount of incremental revolving credit increases and incremental term loan facilities permitted at any time do not exceed (i) the greater of (x) $400 million and (y) 100% of consolidated EBITDA for the prior four consecutive fiscal quarters, plus (ii) the principal amount of any voluntary prepayments and certain other prepayments of amounts outstanding under the Term A Loan Facility, plus (iii) unlimited amounts of additional secured loans, junior lien loans and/or unsecured loans if certain ratios set forth in the Senior Secured Credit Agreement are satisfied. In lieu of adding incremental term loan facilities, the Company may utilize incremental capacity at any time by issuing or incurring incremental equivalent term debt, subject to terms and conditions usual and customary for similar facilities and transactions.

Loans under the Revolving Credit Facility may be borrowed, repaid and re-borrowed until June 1, 2026, at which time all amounts borrowed must be repaid. The Term A Loan Facility will be repaid in equal quarterly installments in an annual amount equal to 5.00% per annum of the original aggregate principal amount thereof through June 30, 2023, 7.50% per annum of the original aggregate principal amount thereof from September 30, 2023 through June 30, 2025, 10.00% per annum of the original aggregate principal amount thereof from September 30, 2025 through March 31, 2026 with the remaining balance due on June 1, 2026. The Term A Loan Facility also includes mandatory prepayment requirements related to asset sales (subject to reinvestment), debt incurrence (other than permitted debt) and excess cash flow, subject to certain limitations described therein. Any voluntary prepayment of the Term A Loan Facility may be made without the payment of any premium or penalty.

The Company drew down $200 million under the Revolving Credit Facility, and fully drew down the Term A Loan Facility in the amount of $1,155 million, in connection with the consummation of the FAPS Acquisition. These initial drawdowns under the Senior Secured Credit Facilities, together with the proceeds of the Notes, were used to finance the consideration for the FAPS Acquisition, the repayment of all outstanding indebtedness of FAPS and its subsidiaries and the payment of fees and expenses in connection with the FAPS Acquisition, and to refinance the outstanding loans under the Company’s existing loan facility, dated as of March 21, 2018, among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Existing Credit Facility”). The Existing Credit Facility was repaid and terminated in connection with the execution of the Senior Secured Credit Agreement. Additional amounts drawn under the Revolving Credit Facility will be used for general working capital purposes.

Interest is payable on the Senior Secured Credit Facilities at a fluctuating rate of interest determined by reference to the eurodollar rate plus an applicable margin ranging from 1.50% to 2.50%, depending on the Company’s consolidated total leverage ratio. A commitment fee is payable on the unused portion of the Revolving Credit Facility at a rate ranging from 0.25% to 0.35%, depending on the Company’s consolidated total leverage ratio.

The obligations under the Senior Secured Credit Facilities are guaranteed by the Company and the Company’s material wholly owned domestic restricted subsidiaries, subject to certain exceptions. The obligations under the Senior Secured Credit Facilities and the guarantees thereof are secured by a first-priority security interest in substantially all of present and future tangible and intangible personal property of the Company and the subsidiary guarantors, subject to certain exceptions.

The documentation governing the Senior Secured Credit Facilities contains covenants that are usual and customary for similar facilities and transactions and that, among other things, restrict the ability of the Company and its restricted subsidiaries to create certain liens and enter into certain asset dispositions; create, assume, incur or guarantee certain indebtedness; consolidate or merge with, or convey, transfer or lease all or substantially all of the Company’s and its restricted subsidiaries’ assets, to another person; pay dividends or make other distributions on, or repurchase or redeem, the Company’s capital stock or certain other debt; and make other restricted payments.

The Senior Secured Credit Agreement also requires that (a) the Company’s consolidated total leverage ratio not exceed (i) 5.00 to 1.00 through March 31, 2022, (ii) 4.75 to 1.00 from April 1, 2022 through March 31, 2023, (iii) 4.50 to 1.00 from April 1, 2023 through March 31, 2024 and (iv) 4.25 to 1.00 thereafter; (b) the Company’s consolidated secured leverage ratio not exceed (i) 4.00 to 1.00 through March 31, 2022, (ii) 3.75 to 1.00 from April 1, 2022 through March 31, 2023, and (iii) 3.50 to 1:00 thereafter; and (c) a minimum interest coverage ratio of at least 2.75 to 1.00 through March 31, 2022 and 3.00 to 1.00 thereafter.

These covenants are subject to a number of limitations and exceptions set forth in the documentation governing the Senior Secured Credit Facilities.

The documentation governing the Senior Secured Credit Facilities provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving the Company and its significant subsidiaries.

The foregoing description of the Senior Secured Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the full text of the Senior Secured Credit Agreement, which is filed as Exhibit 10.1 herewith and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information reported above under Item 1.01 of this Current Report on Form 8-K relating to the Existing Credit Facility is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 1, 2021, the Company completed its previously announced merger with FAPS pursuant to the Merger Agreement, pursuant to which, among other matters, Merger Sub merged with and into FAPS, with FAPS surviving as a wholly owned subsidiary of the Company. The Merger became effective upon the filing of the certificate of merger with the Delaware Secretary of State on June 1, 2021 (the “Effective Time”).

At the Effective Time, the Company paid the aggregate purchase price of $960 million in cash, subject to customary adjustments for cash, debt, net working capital, transaction expenses and certain tax benefits to the stockholders of FAPS.

The foregoing description of the Merger Agreement and the FAPS Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2021 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported above under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the Senior Secured Credit Facilities is incorporated herein by reference.

Item 7.01	Other Events.

On June 1, 2021, the Company issued a press release announcing the closing of the FAPS Acquisition, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this Current Report on Form 8-K concerning the Company, the Company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of government restrictions or similar directives on our future results of operations, the Company’s future financial condition and the Company’s ability to continue business activities in affected regions; the impact that further deterioration or prolonged softness in the economy may have on demand for the Company’s products and services; the Company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s checks, check-related products and services and business forms; risks that the Company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the Company’s revenue and gross profit; the risk that any future acquisitions will not be consummated; risks that the FAPS Acquisition or any such future acquisitions do not produce the anticipated results or synergies; the impact of the Senior Secured Credit Facilities on the Company’s leverage ratio, interest expense and other business and financial impacts and restrictions due to the additional debt; the Company’s compliance with the covenants and restrictions under the Senior Secured Credit Facilities and the Company’s ability to access future borrowings under the terms of the Revolving Credit Facility; risks that the Company’s cost reduction initiatives will be delayed or unsuccessful; performance shortfalls by one or more of the Company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the Company’s website operations or information technology systems; risks of unfavorable outcomes and the costs to defend litigation and other disputes; and the impact of governmental laws, regulations or investigations. The Company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2020 and in the Company’s Form 10-Q for the quarter ended March 31, 2021. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b) Pro forma financial information

The Company will provide the pro forma financial statements required to be filed by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of April 21, 2021, by and among Deluxe Corporation, Fox Acquirer Sub, Inc., FAPS Holdings, Inc. and Applepoint FAPS Holdings LP (solely in its capacity as the stockholder representative) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2021).

4.1	Indenture, dated as of June 1, 2021, by and among Deluxe Corporation, certain subsidiaries of Deluxe Corporation, and U.S. Bank National Association

4.2	Supplemental Indenture, dated as of June 1, 2021, by and among Deluxe Corporation, FAPS Holdings, Inc., all of the domestic subsidiaries of FAPS Holdings, Inc., and U.S. Bank National Association

10.1	Credit Agreement, dated as of June 1, 2021, by and among Deluxe Corporation, as borrower, the several lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

99.1	Press Release of Deluxe Corporation, dated June 1, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2021	DELUXE CORPORATION

	By:	/s/ Jeffrey L. Cotter
	Name:	Jeffrey L. Cotter
	Title:	Chief Administrative Officer, Senior Vice President and General Counsel